UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                      Entry into Material Definitive Agreement.

On February 16, 2017, Halcón Resources Corporation (the “Company”) closed a private placement of $850.0 million in aggregate principal amount of the Company’s 6.75% senior unsecured notes due 2025 (the “Notes”) pursuant to the Purchase Agreement (the “Purchase Agreement”), dated as of February 9, 2017, by and among the Company, certain subsidiaries of the Company (the “Guarantors”), and J.P. Morgan Securities LLC, as representative on behalf of the initial purchasers named therein (the “Initial Purchasers”). The Company estimates that the net proceeds from the offering will be approximately $833.6 million after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses and excluding accrued interest. The Company will use the net proceeds from the offering to fund the purchase and redemption of the Company’s outstanding 8.625% Senior Secured Notes due 2020 (the “2020 Notes”) and for general corporate purposes. The Notes were offered and sold in accordance with exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Rule 144A and Regulation S under the Securities Act.

The Notes are governed by an Indenture (the “Indenture”), dated as of February 16, 2017, by and among the Company, the Guarantors and U.S. Bank National Association, as Trustee, which contains affirmative and negative covenants that, among other things, limit the ability of the Company and the Guarantors to incur indebtedness; purchase or redeem stock or subordinated indebtedness; make investments; create liens; enter into transactions with affiliates; sell assets; refinance certain indebtedness; merge with or into other companies or transfer substantially all of their assets; and, in certain circumstances, to pay dividends or make other distributions on stock. The Indenture also contains customary events of default. Upon the occurrence of certain events of default, the Trustee or the holders of the Notes may declare all outstanding Notes to be due and payable immediately. The Notes are fully and unconditionally guaranteed on a senior basis by the Guarantors and by certain future subsidiaries of the Company.

Interest is payable on the Notes on February 15 and August 15 of each year, beginning on August 15, 2017. The Notes will mature on February 15, 2025.

At any time prior to February 15, 2020, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued and unpaid interest, if any, to the redemption date. The Notes will be redeemable, in whole or in part, on or after February 15, 2020 at redemption prices equal to the principal amount multiplied by the percentage set forth below, plus accrued and unpaid interest (if any) on the Notes redeemed during the twelve month period indicated beginning on February 15 of the years indicated below:

Year	Percentage
2020	105.063%
2021	103.375%
2022	101.688%
2023 and thereafter	100.000%

Additionally, the Company may redeem up to 35% of the Notes prior to February 15, 2020 for a redemption price of 106.75% of the principal amount thereof, plus accrued and unpaid interest, utilizing net cash proceeds from certain equity offerings. In addition, upon a change of control of the Company, holders of the Notes will have the right to require the Company to repurchase all or any part of their Notes for cash at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest.

In connection with the sale of the Notes, on February 16, 2017, the Company, the Guarantors and J.P. Morgan Securities LLC, on behalf of itself and as representative of the Initial Purchasers, entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to, among other things, use reasonable best efforts to file a registration statement under the Securities Act and complete an exchange offer for the Notes within 365 days after closing.

The foregoing descriptions of the Indenture and the Registration Rights Agreement are qualified by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.03                              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a                                                                                    Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01                                           Other Events.

On February 16, 2017, the Company issued a press release announcing the redemption of all 2020 Notes that remain outstanding following settlement of its previously announced tender offer.  A copy of the Company’s press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

This Current Report shall not constitute an offer to purchase or a solicitation of an offer to sell any securities and shall not constitute a notice of redemption under the indenture governing the 2020 Notes. Such notice is being made in accordance with the provisions of such indenture.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of February 16, 2017, among Halcón Resources Corporation, the guarantors named therein and U.S. Bank National Association, as Trustee (including the forms of the Notes).

4.2	Registration Rights Agreement, dated as of February 16, 2017, by and among the Company, the Guarantors and J.P. Morgan Securities LLC, as representatives of the Initial Purchasers.

99.1	Press release issued by Halcón Resources Corporation announcing its redemption of the 2020 Notes dated February 16, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

February 16, 2017	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of February 16, 2017, among Halcón Resources Corporation, the guarantors named therein and U.S. Bank National Association, as Trustee (including the forms of the Notes).

4.2	Registration Rights Agreement, dated as of February 16, 2017, by and among the Company, the Guarantors and J.P. Morgan Securities LLC, as representatives of the Initial Purchasers.

99.1	Press release issued by Halcón Resources Corporation announcing its redemption of the 2020 Notes dated February 16, 2017.